Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Announces Financial Results for the Second Quarter of Fiscal Year 2024

•Record quarterly revenue of $76.9 million, up 18% QoQ and up 619% YoY
•Multiple secular trends, design wins across diverse AI platform architectures, and increasing average dollar content position the Company to outpace industry growth

SANTA CLARA, CA, U.S. – August 6, 2024 – Astera Labs, Inc. (Nasdaq: ALAB), a global leader in semiconductor-based connectivity solutions for cloud and AI infrastructure, today announced preliminary financial results for the second quarter of fiscal 2024, ended June 30, 2024.

“Astera Labs achieved robust top-line growth during Q2, and we expect even stronger sequential growth in the September quarter, fueled by the production ramp of new AI platforms at hyperscalers featuring both third-party and internally developed accelerators,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. “Sustained secular trends in AI adoption, design wins across diverse AI platform architectures, and increasing average dollar content in next generation GPU-based AI platforms give us confidence in our ability to outperform industry growth rates. Our close collaboration with hyperscalers and AI platform providers continues to yield valuable insights, unlocking new product and business opportunities for our Intelligent Connectivity Platform, which we believe will drive strong, long-term growth.”

Second Quarter of Fiscal 2024 Financial Highlights

GAAP Financial Results:
•Revenue of $76.9 million, up 18% sequentially and up 619% year-over-year
•GAAP gross margin of 77.9%
•GAAP operating loss of $24.3 million
•GAAP net loss of $7.5 million
•GAAP diluted net loss per share of $0.05

Non-GAAP Financial Results (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 78.0%
•Non-GAAP operating income of $18.7 million
•Non-GAAP net income of $22.2 million
•Non-GAAP diluted earnings per share of $0.13

Second Quarter of Fiscal 2024 and Recent Business Highlights

•Demonstrated the industry’s first end-to-end PCIe optical connectivity link to provide extended reach for larger, disaggregated GPU clusters. PCIe over optics expands Astera Labs’ widely deployed and field-tested Aries family of Smart DSP retimers and Smart Cable Modules (SCMs) to deliver robust PCIe and CXL connectivity in chip-to-chip, box-to-box, and rack-to-rack topologies throughout the data center.
•Announced the expansion of PCIe 6.x testing capabilities with a new Cloud-Scale Interop Lab in Taiwan, accelerating time-to-market for PCIe 6.x AI servers optimized with the recently launched Aries 6 Smart DSP retimers. The new Interop Lab will facilitate closer collaboration with key ODM customers to test Aries 6 in complex PCIe topologies with a broad variety of hosts and endpoints interconnected over varying channel insertion loss budgets in real systems.
•Announced the intention to expand operations into India with a new R&D site to further scale the organization and strengthen the Company’s global footprint. The new site will open in Bangalore later this year and we believe it will help to attract the region’s rich engineering talent and resources to support the next phase of growth for Astera Labs.
•Appointed Bethany Mayer to the Board of Directors, bringing over 30 years of experience as a visionary leader and board member across multiple networking, cybersecurity, and semiconductor companies.

Third Quarter of Fiscal 2024 Financial Outlook

Based on current business trends and conditions, we estimate the following:

GAAP Financial Outlook:
•Revenue within a range of $95 million to $100 million
•GAAP gross margin of approximately 75%
•GAAP operating expenses of within a range of approximately $92 million to $93 million
•GAAP tax rate of approximately (22%)
•GAAP diluted loss per share within a range of approximately $0.06 to $0.08 on weighted-average diluted shares outstanding of approximately 155 million

Non-GAAP Financial Outlook (excluding the impact of approximately $46 million of stock-based compensation and including $5.5 million of additional income taxes):
•Non-GAAP gross margin of approximately 75%
•Non-GAAP operating expenses within a range of approximately $46 million to $47 million
•Non-GAAP tax rate of approximately 20%
•Non-GAAP diluted earnings per share within a range of approximately $0.16 to $0.17 on weighted-average diluted shares outstanding of approximately 177 million

Earnings Webcast and Conference Call
Astera Labs will host a conference call to review its financial results for the second quarter of fiscal 2024 and to discuss our financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-800-715-9871 and using conference ID 8761024. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay on our website for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest

GAAP measure can be found later in this release. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP tax rate, non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share, and non-GAAP weighted-average share count. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP tax rate, non-GAAP net income (loss), pro forma non-GAAP diluted earnings (loss) per share, and pro forma non-GAAP weighted-average share count provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. No reconciliation is provided with respect to the forward-looking non-GAAP financial measures included in our non-GAAP financial outlook, as the GAAP measures are not accessible on a forward-looking basis. As a result, we cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparison of our business performance across periods.

Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the time-based vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business. We believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.

Income Tax effect
This represents the impact of the non-GAAP adjustments on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Pro-forma non-GAAP weighted-average shares to compute non-GAAP net income (loss)
We present pro-forma non-GAAP weighted-average shares, assuming the redeemable convertible preferred stock is converted from the beginning of each respective periods presented, to provide meaningful supplemental information regarding EPS trend on a consistent basis. All of our outstanding redeemable preferred stock converted into the equivalent number of shares of common stock in connection with our IPO.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on Astera Labs' current expectations. The words "believe", "estimate", "expect", "intend", "anticipate", "plan", "project", "will", and similar phrases as they relate to Astera Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position and guidance, our business strategy and plans, our objectives for future operations, including the success of our global footprint expansion, our development or delivery of new or enhanced products and anticipated results of those products for our customers, our competitive positioning, technological capabilities and plans, and macroeconomic trends in cloud and AI infrastructure. A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation: the competitive and cyclical nature of the semiconductor industry; the concentration of our customer base; the continued demand for AI; the challenging macroeconomic environment, including disruptions in the financial services industry; risks that demand and the supply chain may be adversely affected, including by military conflict (such as between Russia/Ukraine and Israel/Hamas), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with managing international activities (including trade barriers, particularly with respect to China); absence of long-term commitments from customers; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; stock price volatility; information technology risks, including cyber-attacks against Astera Labs' products and its networks; and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Our PCIe, CXL and Ethernet semiconductor-based connectivity solutions are purpose-built to unleash the full potential of accelerated computing at cloud-scale. Inspired by trusted partnerships with hyperscalers and the data center ecosystem, we are an innovation leader of products that are customizable, interoperable, and reliable. Discover how we are transforming AI and modern data-driven applications at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$421,076	$45,098
Marketable securities	409,919	104,215
Accounts receivable, net	22,233	8,335
Inventory	28,572	24,095
Prepaid expenses and other current assets	9,445	4,064
Total current assets	891,245	185,807
Property and equipment, net	21,821	4,712
Other assets	2,449	5,773
Total assets	$915,515	$196,292

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$14,595	$6,337
Accrued expenses and other current liabilities	49,478	28,742
Total current liabilities	64,073	35,079
Other liabilities	6,190	3,787
Total liabilities	70,263	38,866
Commitments and contingencies
Redeemable convertible preferred stock	—	255,127
Stockholders’ equity (deficit)
Common stock	16	4
Additional paid-in capital	1,071,504	27,411
Accumulated other comprehensive (loss) income	(352)	259
Accumulated deficit	(225,916)	(125,375)
Total stockholders’ equity (deficit)	845,252	(97,701)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$915,515	$196,292

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenue	$76,850	$65,258	$10,688	$142,108	$28,352
Cost of revenue	16,996	14,738	2,249	31,734	15,655
Gross profit	59,854	50,520	8,439	110,374	12,697

Operating expenses
Research and development	40,089	53,558	17,860	93,647	33,127
Sales and marketing	22,076	55,510	5,097	77,586	9,490
General and administrative	22,036	24,419	3,095	46,455	6,620
Total operating expenses	84,201	133,487	26,052	217,688	49,237
Operating loss	(24,347)	(82,967)	(17,613)	(107,314)	(36,540)
Interest income	10,264	2,554	1,555	12,818	3,151
Loss before income taxes	(14,083)	(80,413)	(16,058)	(94,496)	(33,389)
Income tax (benefit) provision	(6,537)	12,582	3,946	6,045	4,069
Net loss	$(7,546)	$(92,995)	$(20,004)	$(100,541)	$(37,458)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(1.77)	$(0.55)	$(0.97)	$(1.03)
Weighted-average shares used in calculating net loss per share attributable to common stockholders:
Basic and diluted	155,199	52,532	36,567	103,865	36,199

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities
Net loss	$(100,541)	$(37,458)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	140,835	4,669
Inventory write-downs	1,493	9,733
Depreciation	1,331	763
Non-cash operating lease expense	1,106	536
Warrants contra revenue	443	127
Accretion of discounts on marketable securities	(1,637)	(640)
Changes in operating assets and liabilities:
Accounts receivable, net	(13,898)	9,081
Inventory	(5,970)	1,374
Prepaid expenses and other assets	(5,396)	223
Accounts payable	5,831	(7,745)
Accrued expenses and other liabilities	10,930	(6,844)
Operating lease liability	(1,062)	(600)
Net cash provided by (used in) operating activities	33,465	(26,781)

Cash flows from investing activities
Purchases of property and equipment	(2,100)	(1,014)
Purchases of marketable securities	(345,756)	(27,274)
Maturities of marketable securities	20,776	18,000
Sales of marketable securities	20,358	54,749
Net cash (used in) provided by investing activities	(306,722)	44,461

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	672,198	—
Payment of deferred offering costs	(4,801)	—
Tax withholding related to net share settlements of restricted stock units	(20,111)	—
Proceeds (payments) from exercises of stock options, net of repurchases	1,949	(87)
Net cash provided by (used in) financing activities	649,235	(87)
Net increase in cash and cash equivalents	375,978	17,593
Cash and cash equivalents
Beginning of the period	45,098	76,088
End of the period	$421,076	$93,681

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP gross profit	$59,854	$50,520	$8,439	$110,374	$12,697
Stock-based compensation expense upon IPO (1)	—	516	—	516	—
Stock-based compensation expense	84	12	2	96	7
Non-GAAP gross profit	$59,938	$51,048	$8,441	$110,986	$12,704

GAAP gross margin	77.9%	77.4%	79.0%	77.7%	44.8%
Stock-based compensation expense upon IPO (1)	—	0.8	—	0.3	—
Stock-based compensation expense	0.1	—	—	0.1	—
Non-GAAP gross margin	78.0%	78.2%	79.0%	78.1%	44.8%

GAAP operating loss	$(24,347)	$(82,967)	$(17,613)	$(107,314)	$(36,540)
Stock-based compensation expense upon IPO (1)	—	88,873	—	88,873	—
Stock-based compensation expense	43,067	8,895	2,672	51,962	4,669
Employer payroll tax related to stock-based compensation from IPO (2)	—	1,072	—	1,072	—
Non-GAAP operating income (loss)	$18,720	$15,873	$(14,941)	$34,593	$(31,871)

GAAP net loss	$(7,546)	$(92,995)	$(20,004)	$(100,541)	$(37,458)
Stock-based compensation expense upon IPO (1)	—	88,873	—	88,873	—
Stock-based compensation expense	43,067	8,895	2,672	51,962	4,669
Employer payroll tax related to stock-based compensation from IPO (2)	—	1,072	—	1,072	—
Income tax effect (3)	(13,296)	8,485	—	(4,811)	—
Non-GAAP net income (loss)	$22,225	$14,330	$(17,332)	$36,555	$(32,789)

Net (loss) income per share attributable to common stockholders:
GAAP - basic and diluted	$(0.05)	$(1.77)	$(0.55)	$(0.97)	$(1.03)
Pro forma Non-GAAP - diluted	$0.13	$0.10	$(0.14)	$0.23	$(0.26)

Weighted average shares used to compute net loss per share attributable to common stockholders:
GAAP - basic and diluted	155,199	52,532	36,567	103,865	36,199
Pro forma Non-GAAP - diluted (4)	175,279	147,514	127,458	162,378	127,090
____________________
(1) Stock-based compensation expense recognized in connection with the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(2) Employer payroll taxes related to the time-based vesting and settlement of RSUs, that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.

(3) The income tax effect represents the impact of the non-GAAP adjustments on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. For the three months ended June 30, 2024 and March 31, 2024, the non-GAAP tax rates were approximately of 23% and 22%, respectively. For the six months ended June 30, 2024, the non-GAAP tax rate was approximately 23%. The adjustments for the three and six months ended June 30, 2023 were not material.
(4) We present the pro-forma non-GAAP weighted average shares to provide meaningful supplemental information of comparable shares for each periods presented. The pro forma weighted average shares is calculated as follows:

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Shares used to compute GAAP net loss per share attributable to common stockholders - diluted	155,199	52,532	36,567	103,865	36,199
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the beginning of the periods	—	78,905	90,891	40,451	90,891
Effect of dilutive equivalent shares	20,080	16,077	—	18,062	—
Shares used to compute pro forma non-GAAP net income (loss) per share- diluted	175,279	147,514	127,458	162,378	127,090

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cost of revenue	$84	$528	$2	$612	$7
Research and development	12,971	30,007	1,672	42,978	3,351
Sales and marketing	15,758	49,258	694	65,016	695
General and administrative	14,254	17,975	304	32,229	616
Total stock-based compensation expense (1)	$43,067	$97,768	$2,672	$140,835	$4,669
____________________
(1) Stock-based compensation expense recognized during the three months ended March 31, 2024 and six months ended June 30, 2024 included $88.9 million of cumulative stock-based compensation expense related to the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.